UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 18, 2005

Genaissance Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30981	06-1338846
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five Science Park New Haven, Connecticut	06511
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (203) 773-1450

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On July 18, 2005, Genaissance Pharmaceuticals, Inc. (“Genaissance”) and Organon Ireland Ltd. (“Organon”) entered into a Pharmacogenetics Collaboration and License Agreement  (the “Organon Agreement”) providing that Genaissance and Organon will collaborate on a pharmacogenetic project designed to understand the genetics underlying the pharmacogenetic basis for variability of response to Hypothalamus-Pituitary-Adrenal (“HPA”) modulators.  The following summary is qualified in its entirety by reference to the Organon Agreement.

Organon develops compounds which interact with the HPA axis and is interested in evaluating whether there is a pharmacogenetic basis for variability of response to HPA modulators.  In particular, the collaboration will seek to determine whether there is a pharmacogenetic basis for variability of response to compounds which interact with the vasopressin V3 receptor and may ultimately lead to the development of therapeutic compounds for neuro-psyschiatric disorders.

As part of the collaboration, Genaissance will provide access and licenses to its HAPTM Technology and HAPTM Database to Organon.  In addition, Genaissance will provide genotyping and statistical analyses services as part of the discovery of genetic markers for phenotypes of interest to Organon.  Genaissance and Organon scientists will collaborate to define, design and implement the collaboration.  In connection with the collaboration, Genaissance has also granted certain rights to Organon, including exclusive rights to certain therapeutic products and other rights to certain diagnostic products that may result from the collaboration.  In addition, Organon has granted certain rights to Organon intellectual property and diagnostic rights to Genaissance on discoveries that may result from the collaboration.  In exchange, Organon has agreed to:  (i) make an up front license payment to Genaissance, (ii) make other payments during the term of the collaboration as Genaissance performs services in connection with the collaboration, and (iii) pay certain license fees and royalties based on the achievement of certain milestones.

On July 18, 2005, Genaissance issued a press release announcing the signing of the Organon Agreement.  A complete copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(c)	Exhibits.

See the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENAISSANCE PHARMACEUTICALS, INC.

Date: July 21, 2005	By:	/s/ Ben D. Kaplan
Ben D. Kaplan
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release of Genaissance dated July 18, 2005.